Exhibit 10.12

SECOND LEASE AMENDMENT

This Second Lease Amendment is made and entered into this 8th day of March 2000 by and between Principal Life Insurance Company, an Iowa corporation (“Landlord”) and Service Partners. LLC. a Virginia limited liability company (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Deed of Lease dated August 10, 1999, as amended by First Lease Amendment dated October 15, 1999 (the “Lease”) for approximately 11.265 rentable square feet located in a building located at 1029 Technology Park Drive, Glen Allen. VA 23059 (the “Premises”); and

WHEREAS, the parties to the Lease have mutually agreed to modify the terms and conditions of the Lease to expand the square footage of the Premises and have agreed on the terms and conditions of such modifications to the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

Premises. Effective April 1, 2000, Tenant shall lease an additional 2,215 square feet, as outlined on Exhibit A (the “Expansion Premises”) for a total of 13.480 square feet (the “Total Premises”). The Total Premises shall be comprised of 11,256 square feet of office area and 2,224 square feet of warehouse area.

2.                                      Term. The Term of the Expansion Premises shall be for a period of thirty-three (33) months commencing April 1, 2000 and expiring coterminous with the existing Premises on December 31, 2002.

3.                                      Base Rent: The Base Rent shall be adjusted such that Tenant shall pay to Landlord Base Rent in amounts according to the following schedule:

Dates	Per SF	SF	Monthly rent	Annual Rent
4/1/00 – 5/31/00	$9.05	11,265	$8,495.69	n/a
6/1/00 - 10/31/00	$9.05	13,480	$10,166.17	$121,994.00
11/1/00-10/31/01	$9.32	13,480	$10,471.15	$125,653.82
11/1/01 - 10/31/02	$9.60	13,480	$10,785.29	$129,423.43
11/1/02 - 12/31/02	$9.89	13,480	$11,108.84	n/a

•                  In lieu of an Improvement Allowance, the Landlord shall provide a credit of $11,451.55 ($5.17 x 2,215 sf of office area) to be applied towards the scheduled rent stated above.

•                  The Base Rent for the Expansion Premises only shall be abated for the first two months, April and May (The “Abatement Period”). All other provisions of the Lease shall be in effect during the Abatement Period.

4.                                      Tenant’s Proportionate Share. In accordance with Section 4.6 of the Lease, “Tenant’s Proportionate Share” shall be adjusted to nine percent (9.0%).

5.                                      Other Terms and Provisions.

a.                                      Except as modified by this Second Lease Amendment, all other terms, covenants and conditions of the Lease not specifically amended hereby shall remain in full force and effect.

b.                                      The Lease, as amended by this Second Lease Amendment, contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. The Lease may be further amended only in writing signed by both Landlord and Tenant.

c.                                       In the event of an irreconcilable conflict between the terms of the Lease and the terms of this Second Lease Amendment, the terms of this Second Lease Amendment shall be controlling.

d.                                      If any provision of this Second Lease Amendment is held to be invalid or unenforceable. the same shall not affect the validity or enforceability of the other provisions of this Second Lease Amendment which shall continue in full force and effect, as if the invalid or unenforceable provision had been deleted.

e.                                       This Second Lease Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Second Lease Amendment to be signed by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by its terms and provisions.

LANDLORD:		TENANT:
PRINCIPAL LIFE INSURANCE COMPANY		Service Partners. LLC
an Iowa corporation		a Virginia limited liability company

By:	Principal Capital Management, LLC	By:	/s/ [ILLEGIBLE]
	a Delaware limited liability company,	Its:	EVP
Its authorized signatory

By
Its: